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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-183148, 333-180483, and 333-158828 on Form S-8 of our reports dated March 7, 2013, relating to the consolidated financial statements of Rosetta Stone Inc. and subsidiaries, and the effectiveness of Rosetta Stone Inc. and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of Rosetta Stone Inc. and subsidiaries for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

McLean, Virginia
March 7, 2013

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  Exhibit 23.1